UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                May 2, 1997
                                                  -------------------------


                           Texas Equipment Corporation
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        (Exact name of small business issuer as specified in its charter)


Nevada                             33-47921-A                   62-1459870
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(State or other jurisdiction   (Commission File              ( I.R.S.Employer
of incorporation)                     Number)                Identification No.)


110 Greene Street, Suite 800, New York, New York                  10012
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(Address of principal executive offices)                       (Zip Code)


(Registrant's telephone number, including area code:         (212) 334-6700
                                                  --------------------------


(Former name, former address and former fiscal year, if changed since last report)




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Item 5. Other Events

         On May 2, 1997, Texas Equipment Co., Inc., Paul J. Condit II, John Condit and Jeffrey Condit filed an Original Petition in the District Court of Gaines County, Texas against Jonathan Braun, Charles Platkin and Michael Killman. On September 17, 1996, Texas Equipment Co., Inc., whose stockholders were formerly Paul J. Condit II, John Condit and Jeffrey Condit, entered into a stock swap with Marinex Multimedia Corporation, a Nevada corporation which subsequently changed its name to Texas Equipment Corporation. Jonathan Braun is a director of Texas Equipment Corporation and Charles Platkin is a former director. Both are presently directors and officers of Marinex Multimedia Corporation, a subsidiary of Texas Equipment Corporation.

         The lawsuit claims that certain actions of Messrs. Braun and Platkin constitute fraud in the sale of a security in violation of Texas law. The lawsuit also asserts that certain actions of Messrs. Braun and Platkin constituted fraud, fraudulent inducement to contract, statutory fraud in violation of Texas Law, and negligent misrepresentation. The lawsuit seeks actual damages, exemplary and punitive damages, and cooperation in the rescission of the swap of stock between Texas Equipment Co., Inc. and Texas Equipment Corporation.

         Also, On May 2, 1997, Texas Equipment Corporation, Texas Equipment Co., Inc., among others, filed an answer in the United States District Court for the Southern District of New York to a lawsuit filed in March of 1997 by Messrs. Braun and Platkin asserting numerous defenses to the litigation.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



Date: May 12, 1997
                                                 Texas Equipment Corporation



                                                 /s/Paul Condit
                                                 Paul Condit, President






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